EXHIBIT 24


                           OBSIDIAN ENTERPRISES, INC.
                            LIMITED POWER OF ATTORNEY
                    (To Sign and File Registration Statement)

     The undersigned director and/or officer of OBSIDIAN ENTERPRISES, INC., a Delaware corporation (the "Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement to register shares of common stock of the Company to be issued in connection with the exchange offer for shares of common stock of Net Perceptions, Inc., does hereby appoint each of Timothy S. Durham and Rick D. Snow as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 15th day of December, 2003.



/s/ Timothy S. Durham
-----------------------------------          -----------------------------------
Timothy S. Durham                            Daniel S. Laikin

                                             /s/ Jeffrey W. Osler
-----------------------------------          -----------------------------------
D. Scott McKain                              Jeffrey W. Osler

/s/ John A. Schmit                           /s/ Goodhue W. Smith, III
-----------------------------------          -----------------------------------
John A. Schmit                               Goodhue W. Smith, III

/s/ Terry G. Whitesell
-----------------------------------
Terry G. Whitesell

STATE OF Indiana           )
                           )  SS:
COUNTY OF Marion           )


     Before me, a notary public, in and for said County and State personally appeared Timothy S. Durham, Daniel S. Laikin, D. Scott McKain, Jeffrey W. Osler, John A. Schmit, Goodhue W. Smith, III, and Terry G. Whitesell, who executed the above and foregoing Limited Power of Attorney on December 15, 2003.


     Witness my hand and Notarial Seal this 15th day of December, 2003.


                                                Notary Public

                                                /s/ Gretchen L. Snyder
                                                --------------------------------
My Commission Expires:                          Gretchen L. Snyder

October 5, 2006
------------------------
                                                Residing in  Marion       County
                                                            --------------



[Notary Public Seal Omitted]